SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: February 2, 2007

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                     223 UNDERHILL BLVD., SYOSSET, NY 11791
               (Address of principal executive offices) (zip code)

   Registrant's telephone number, including area code: 1-516-714-8200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard.

The Registrant received from the NASDAQ Stock Market, NASDAQ Listing Qualifications a notice dated January 31, 2007 that for 30 consecutive business days the bid price of the Registrant's common stock has closed below the minimum $1.00 per share requirement for continued inclusion of such securities for listing to trade on the NASDAQ Stock Market under Marketplace Rule 4310
(c)(4)and the Registrant has been provided until July 30, 2007 to regain compliance; otherwise it will subject itself to a potential delisting. Compliance shall be evidenced if and by, at anytime before July 30, 2007, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days. A listing of the Registrant as currently non-complaint and reasons therefore is to be posted on the NASDAQ website at www.nasdaq.com. The Registrant believes that compliance will generate from the status of the marketplace gong forward with continued recognition of the attributes of the Registrant which the Registrant anticipates may happen following, if not sooner, the filing and publication of financial and operations results to be disclosed in the Registrant's annual report on Form 10K which is expected to be filed by the SEC Exchange Act due date of March 31, 2007.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated:  February 2, 2007